EXHIBIT 99.1

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                                                           FOR IMMEDIATE RELEASE

September 16, 2005                      Contact: Paul Vanderhoven (713) 654-9549
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            STERLING CHEMICALS ANNOUNCES EXIT FROM ACRYLONITRILE AND
                             DERIVATIVE BUSINESSES

           HOUSTON, TEXAS, SEPTEMBER 16, 2005 - STERLING CHEMICALS, INC. (SCHI) announced that it was exiting the acrylonitrile business and related derivative operations. The Company's decision was based on a history of operating losses incurred by its acrylonitrile and derivatives business, and was made after a full review and analysis of the Company's strategic alternatives. The Company's acrylonitrile and derivatives businesses, which sustained gross losses of $7 million during the first six months of 2005 and $28 million and $36 million during 2004 and 2003, respectively, have been shut down since February of 2005 following a force majeure event involving availability of propylene.

           The Company's closure of these facilities is expected to result in one-time costs of between $13 million and $17 million (before taxes). These one-time costs include payment of contractual obligations, employee severance costs and decommissioning costs. The Company expects approximately $7 million of these one-time costs to be expensed during the third quarter of 2005, with the balance expensed during the fourth quarter of 2005 and the first half of 2006. The cash flow impact of these one-time costs will be offset by cash received from acrylonitrile-related inventory sales during the balance of 2005 along with estimated capital expenditure reductions of approximately $9 million for projects no longer required for compliance with the ozone provisions for the Clean Air Act. In addition, during the third quarter of 2005, the Company will record an impairment charge of approximately $3 million (before taxes) related to its acrylonitrile and derivatives operations.

           The Company expects to reduce its workforce by 20 employees over the next six months in connection with its exit from these businesses, which will result in a charge to operating income of approximately $1 million for severance payments. After this workforce reduction, the Company's total headcount will have been reduced by approximately 50 people in connection with the exit from the acrylonitrile and derivative businesses. The Company plans to seek alternative uses of the space and infrastructure that was associated with the acrylonitrile and acrylonitrile-derivatives operations.

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           Based in Houston, Texas, Sterling Chemicals, Inc. manufactures a variety of petrochemical products at its facilities in Texas City, Texas.

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           Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning the amount of expected closure costs, the amounts and times when closure costs are expensed, the amount of resulting impairment charges, the timing of any reductions in force, the number of employees involved and the amount of any resulting charges to operating income, the timing and amount of the cash flow received from the sale of acrylonitrile-related inventories, the reductions in future capital expenditures due to the exit from the acrylonitrile business and the ability of the Company to use the space and infrastructure that is currently associated with the acrylonitrile and derivate operations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and Sterling's overall business and financial performance can be found in Sterling's filings with the Securities and Exchange Commission, including Sterling's Annual Report on Form 10-K. Investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and Sterling undertakes no obligation to publicly update or revise any forward-looking statements. Copies of Sterling's most recent Annual Report on Form 10-K are posted on, or may be accessed through, Sterling's website at www.sterlingchemicals.com.




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